UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.
On February 21, 2019, the Company issued a press release announcing its financial results for the fourth quarter ended December 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, Michael A. Diverio notified CEC Entertainment, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”) effective immediately. Pursuant to the same notice, Mr. Diverio also resigned from the Audit and Compensation Committees of the Board. Mr. Diverio’s resignation was not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices.
On February 19, 2019, in accordance with the Company’s bylaws, the members of the Board elected Naveen R. Shahani to the Board as a director of the Company by unanimous consent, effective as of February 19, 2019. The Board appointed Mr. Shahani to the Audit and Compensation Committees of the Board, also effective as of February 19, 2019.
Mr. Shahani has advised the Company that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, the Company or any of its subsidiaries. Mr. Shahani has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, except as disclosed herein.
The information furnished in this Current Report on Form 8-K related to Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 21, 2019

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 22, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 21, 2019

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2018 Fourth Quarter

IRVING, Texas - February 21, 2019 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its fourth quarter ended December 30, 2018.

Fourth Quarter Results (1)
Comparable venue sales increased 3.3% in the fourth quarter of 2018 compared to the fourth quarter of 2017, and total revenues increased $6.2 million or 3.1% to $202.9 million in the fourth quarter. The increase in comparable venue sales was offset by a $0.7 million decrease in revenue due to temporary store closures.
The Company reported a net loss of $14.2 million for the fourth quarter of 2018, compared to net income of $52.9 million for the fourth quarter of 2017. Fourth quarter 2017 net income was positively impacted by a $66.6 million adjustment to our deferred income tax liability related to the tax law changes enacted in December 2017. Before the impact of this adjustment, our fourth quarter 2017 net loss was $13.7 million, compared to our net loss of $14.2 million for the fourth quarter of 2018. The net loss for the current quarter was positively impacted by the increase in Company-operated venue sales and lower food and beverage costs driven by the favorable impact of commodity prices and volume. These favorable impacts were partially offset by higher labor expenses from wage inflation, and increased entertainment and merchandise costs related to the All You Can Play and More Tickets initiatives we launched nationally in the third quarter of 2018. Additionally, the net loss was impacted by a $2.0 million increase in interest expense driven by the impact of the increase in LIBOR rates on our variable rate debt.
“In the fourth quarter, we continued to make great progress in advancing our brand and enhancing the experience we deliver to our guests, leading to our third consecutive quarter of comparable store growth,” said Tom Leverton, Chief Executive Officer. “We are excited by the positive impact of the new All You Can Play game packages and More Tickets initiatives we launched nationally in the third quarter, and we are optimistic about our venue remodel program and additional planned initiatives and tests to drive even more improvements to the business and improve profitability.”
Adjusted EBITDA(1) for the fourth quarter of 2018 was $30.9 million, an increase of $4.1 million from the fourth quarter of 2017.
Balance Sheet and Liquidity
As of December 30, 2018, the Company had cash and cash equivalents of $63.2 million with net availability of $141.0 million on the undrawn revolving credit facility. There is $978.9 million principal outstanding on the Company’s long-term debt.
During the fourth quarter of 2018, the Company made $22.6 million of capital expenditures, of which $10.1 million related to growth initiatives, $0.9 million related to IT initiatives, and $11.6 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of December 30, 2018, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	515	39	554
Domestic franchised	26	61	87
International franchised	65	44	109
Total	606	144	750
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, February 22, 2019. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 8693585.
A replay of the call will be available from 12:00 p.m. Central Time on February 22, 2019 through 10:59 p.m. Central Time on March 8, 2019. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 8693585.
About CEC Entertainment, Inc.
CEC Entertainment is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza venues. As America’s #1 place for birthdays and the place Where A Kid Can Be A Kid ®, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, play and delicious handmade pizza. With the first-of-its-kind gaming experience, All You Can Play, kids have access to play every game at Chuck E. Cheese’s, as many times as they want on any day, without any restrictions. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘the family night out’, Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of December 30, 2018, the Company and its franchisees operated a system of 606 Chuck E. Cheese’s and 144 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Current Marketing for Chuck E. Cheese’s
EVP & CFO                            Current@cecentertainment.com
CEC Entertainment, Inc.                        (312) 935-1223
(972) 258-4525
jhowell@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on March 28, 2018. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 28, 2018.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Twelve Months Ended
	December 30, 2018		December 31, 2017		December 30, 2018		December 31, 2017

REVENUES:
Food and beverage sales	$88,000	43.4%	$90,524	46.0%	$396,658	44.3%	$410,609	46.3%
Entertainment and merchandise sales	110,044	54.2%	102,005	51.9%	478,676	53.4%	458,279	51.7%
Total company venue sales	198,044	97.6%	192,529	97.9%	875,334	97.7%	868,888	98.0%
Franchise fees and royalties	4,815	2.4%	4,152	2.1%	20,732	2.3%	17,883	2.0%
Total revenues	202,859	100.0%	196,681	100.0%	896,066	100.0%	886,771	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs (excluding Depreciation and amortization):
Cost of food and beverage (1)	21,545	24.5%	22,555	24.9%	94,319	23.8%	97,570	23.8%
Cost of entertainment and merchandise (2)	8,975	8.2%	7,177	7.0%	36,650	7.7%	29,948	6.5%
Total cost of food, beverage, entertainment and merchandise (3)	30,520	15.4%	29,732	15.4%	130,969	15.0%	127,518	14.7%
Labor expenses (3)	61,333	31.0%	60,102	31.2%	256,327	29.3%	248,061	28.5%
Rent expense (3)	23,870	12.1%	24,433	12.7%	96,484	11.0%	95,917	11.0%
Other venue operating expenses (3)	36,893	18.6%	36,184	18.8%	150,255	17.2%	149,462	17.2%
Total company venue operating costs (3)	152,616	77.1%	150,451	78.1%	634,035	72.4%	620,958	71.5%
Other costs and expenses:
Advertising expense	10,188	5.0%	10,677	5.4%	48,198	5.4%	48,379	5.5%
General and administrative expenses	15,330	7.6%	13,817	7.0%	54,850	6.1%	56,482	6.4%
Depreciation and amortization	23,916	11.8%	26,707	13.6%	100,720	11.2%	109,771	12.4%
Transaction, severance and related litigation costs	64	—%	750	0.4%	527	0.1%	1,448	0.2%
Asset impairments	—	—%	—	—%	6,935	0.8%	1,843	0.2%
Total operating costs and expenses	202,114	99.6%	202,402	102.9%	845,265	94.3%	838,881	94.6%
Operating income (loss)	745	0.4%	(5,721)	(2.9)%	50,801	5.7%	47,890	5.4%
Interest expense	19,544	9.6%	17,542	8.9%	76,283	8.5%	69,115	7.8%
Loss before income taxes	(18,799)	(9.3)%	(23,263)	(11.8)%	(25,482)	(2.8)%	(21,225)	(2.4)%
Income tax benefit	(4,567)	(2.3)%	(76,131)	(38.7)%	(5,021)	(0.6)%	(74,291)	(8.4)%
Net income (loss)	$(14,232)	(7.0)%	$52,868	26.9%	$(20,461)	(2.3)%	$53,066	6.0%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	December 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$63,170	$67,200
Restricted cash	151	112
Other current assets	83,411	73,419
Total current assets	146,732	140,731
Property and equipment, net	539,185	570,021
Goodwill	484,438	484,438
Intangible assets, net	477,085	480,377
Other noncurrent assets	18,725	19,477
Total assets	$1,666,165	$1,695,044
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Other current liabilities	98,981	102,689
Total current liabilities	106,581	110,289
Capital lease obligations, less current portion	12,330	13,010
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	961,514	965,213
Deferred tax liability	107,058	114,186
Other noncurrent liabilities	236,110	230,198
Total liabilities	1,423,593	1,432,896
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of December 30, 2018 and December 31, 2017	—	—
Capital in excess of par value	359,571	359,233
Accumulated deficit	(115,660)	(95,199)
Accumulated other comprehensive loss	(1,339)	(1,886)
Total stockholder’s equity	242,572	262,148
Total liabilities and stockholder’s equity	$1,666,165	$1,695,044

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Twelve Months Ended
	December 30, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,461)	$53,066
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	100,720	109,771
Asset impairments	6,935	1,843
Deferred income taxes	(8,182)	(71,875)
Stock-based compensation expense	324	606
Amortization of lease related liabilities	(993)	(632)
Amortization of original issue discount and deferred debt financing costs	4,344	4,546
Loss on asset disposals, net	3,436	7,398
Non-cash rent expense	5,372	4,884
Other adjustments	768	322
Changes in operating assets and liabilities:
Operating assets	(7,051)	(1,600)
Operating liabilities	1,578	(4,032)
Net cash provided by operating activities	86,790	104,297
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(77,088)	(90,958)
Development of internal use software	(2,756)	(3,243)
Proceeds from sale of property and equipment	560	489
Net cash used in investing activities	(79,284)	(93,712)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(7,600)	(7,600)
Proceeds from sale leaseback transaction	—	4,073
Other financing activities	(3,947)	(1,503)
Net cash used in financing activities	(11,547)	(5,030)
Effect of foreign exchange rate changes on cash	50	466
Change in cash, cash equivalents and restricted cash	(3,991)	6,021
Cash, cash equivalents and restricted cash at beginning of period	67,312	61,291
Cash, cash equivalents and restricted cash at end of period	$63,321	$67,312

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended		Twelve Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Total revenues	$202,859	$196,681	$896,066	$886,771
Net income (loss) as reported	$(14,232)	$52,868	$(20,461)	$53,066
Interest expense	19,544	17,542	76,283	69,115
Income tax benefit	(4,567)	(76,131)	(5,021)	(74,291)
Depreciation and amortization	23,916	26,707	100,720	109,771
Asset impairments	—	—	6,935	1,843
Loss on asset disposals, net	885	1,941	3,436	7,398
Unrealized loss on foreign exchange	971	—	1,255	—
Non-cash stock-based compensation	155	86	324	606
Rent expense book to cash	1,848	1,627	6,982	5,655
Franchise revenue, net cash received	920	343	1,632	—
Impact of purchase accounting	—	33	—	817
Venue pre-opening costs	78	261	183	904
One-time and unusual items	1,390	1,539	2,898	5,916
Adjusted EBITDA	$30,908	$26,816	$175,166	$180,800
Adjusted EBITDA Margin	15.2%	13.6%	19.5%	20.4%